Exhibit 99.1

NETGEAR® Announces Appointment of New Director

SANTA CLARA, Calif. - March 2, 2007 - NETGEAR, Inc. (Nasdaq: NTGR), a worldwide provider of technologically advanced, branded networking products, today announced the appointment of Julie A. Shimer, Ph. D., to its Board of Directors effective immediately.

Patrick C. S. Lo, Chairman and CEO of NETGEAR, Inc., commented, "We are extremely pleased to welcome Julie to the NETGEAR Board of Directors. She has an excellent understanding of the networking industry, and will be an immediate, valuable and contributing member of our Board."

Dr. Shimer is presently the president and CEO of Welch Allyn, a leading manufacturer of frontline medical products and solutions. Prior to Welch Allyn, Dr. Shimer served as president and CEO of Vocera Communications, a provider of wireless communications systems enabling instant voice communication among mobile workers for companies. Dr. Shimer also previously held executive positions at 3Com Corporation, most recently serving as vice president and general manager of its networking products. Before joining 3Com, she held executive positions at Motorola, where she was vice president and general manager for the paging division, and prior to that post, vice president of its semiconductor products section. Dr. Shimer worked for AT&T Bell Laboratories and Bethlehem Steel Company before joining Motorola. Dr. Shimer holds a bachelor's degree in physics from Rensselaer Polytechnic Institute and master's and doctorate degrees in electrical engineering from Lehigh University.

Dr. Shimer is a member of the Board of Directors of Welch Allyn and several other private foundations. Dr. Shimer is also a member of the Society of Women Engineers, Institute of Electrical and Electronics Engineers, the Healthcare Information and Management Systems Society and the Forum of Women Entrepreneurs and Executives.

About NETGEAR, Inc.

NETGEAR® (Nasdaq: NTGR) designs technologically advanced, branded networking products that address the specific needs of small and medium business and home users. The Company's product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the company's Web site at www.netgear.com or call (408) 907-8000.

©2007 NETGEAR, Inc. NETGEAR® and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. Information is subject to change without notice. All rights reserved.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning expected performance characteristics, specifications, market acceptance, market growth, specific uses, user feedback and market position of NETGEAR's products and technology are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: the future demand may not be as projected; the actual price, performance and ease of use of NETGEAR's products may not meet the price, performance and ease of use requirements of end-users; the performance of NETGEAR's products may be adversely affected by real world operating conditions; the ability of NETGEAR to market and sell its products and technology; the impact and pricing of competing products; and the introduction of alternative technological solutions. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part I - Item 1A. Risk Factors," pages 10 through 20, in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on March 1, 2007. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Contacts:

Doug Hagan

Director, Corporate Marketing

NETGEAR, Inc.

(408) 907-8053

doug.hagan@netgear.com

David Pasquale

Executive Vice President, Investor Relations

The Ruth Group

(646) 536-7006

dpasquale@theruthgroup.com